UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  _____)

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INVISA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INVISA, INC.

Suite 965

1800 2nd Street

Sarasota, Florida 34236

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Invisa, Inc. (the “Company”) will be held on the Concourse Level of 1177 Avenue of the Americas, New York, New York, on June 16, 2015 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three (3) directors for a term of one year;

2.	To amend the Certificate of Incorporation to change the name of the Company;

3.	To approve the adoption of the 2015 Stock Option Plan;

4.	To ratify the selection of Frazier & Deeter to serve as the independent public accountants for the Company for the fiscal year ending January 3, 2016;

5.	To provide an advisory vote on executive compensation of the Company’s named executive officers; and

6.	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

The Board of Directors has fixed the close of business on May 29, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IN THE UNITED STATES. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

HOWARD R. CURD
May __, 2015	Chief Executive Officer

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INVISA, INC.

Suite 965

1800 2nd Street

Sarasota, Florida 34236

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Invisa, Inc., a Nevada corporation (the “Company”), on or about May 11, 2015, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 16, 2015 at 10 a.m., Eastern Daylight Time, on the Concourse Level of 1177 Avenue of the Americas, New York, New York, and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) appearing at the meeting, giving notice of revocation of the proxy and voting in person.

Unless otherwise specified, all shares represented by effective proxies will be voted by the proxy holder in favor of (i) the three (3) nominees as directors; (ii) amendment of the Certificate of Incorporation to change the name to Uniroyal Global Engineered Products, Inc. and adoption of the Amended and Restated Certificate of Incorporation to reflect such change; (iii) approval of the 2015 Stock Option Plan; (iv) ratification of the selection of Frazier & Deeter to serve as the independent public accountants for the Company for the fiscal year ending January 3, 2016; and (v) to provide an advisory vote on executive compensation of the Company’s Named Officers. The Board of Directors does not know of any other business to be brought before the meeting, but, as to any such other business, proxies will be voted upon any such matters in accordance with the judgment of the person or persons acting under the proxies.

The cost of soliciting proxies will be borne by the Company. The Company does not intend to retain a proxy solicitor in connection with the Annual Meeting. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company, upon request, will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Only holders of record of outstanding shares of the Common Stock, $.0001 par value per share (“Common Stock”) and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (“Voting Preferred Stock”), of the Company at the close of business on January 15, 2015, are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 14,524,531 shares of Common Stock outstanding and entitled to vote on January 15, 2015.

When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed on each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of directors, who are elected by a plurality of all votes cast. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “non-vote” generally occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary powers as to such proposal. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote “For” or “Against” or abstain from voting, will be counted for purposes of determining whether a quorum is present. Abstentions from voting by stockholders and broker “non-votes” are not counted for purposes of determining whether a proposal has been approved.

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VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock and Voting Preferred Stock as of December 31, 2014, by (a) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, (b) all directors and nominees, (c) the Chief Executive Officer and the other four most highly compensated executive officers of the Company and (d) all directors and executive officers of the Company as a group. Each share of Common Stock has one vote, each shares of Series A Preferred Stock has 3,000 votes, each share of Series B Preferred Stock has 2,500 votes and each share of Series C Preferred has 100 votes on matters that may come before a meeting of the Company’s shareholders.

At March 31, 2015:
	Common Stock
Name and Address of Beneficial Owner (1)	Reporting Status	Number of Shares Owned (2)		Percent of Class (3)

Howard R. Curd	CEO, Director, 5% Stockholder	6,943,699	(4)	47.81%
Edmund C. King	CFO, Director	365,359	(5)	2.52%
Gregory J. Newell	Director	143,581		0.99%
John E. Scates	Director	190,713		1.31%

All directors and executive officers of the Company as a group (4 persons)		7,608,352	(6)	52.38%

	Voting Preferred Stock
Name and Address of Beneficial Owner (1)	Reporting Status	Number of Shares Owned		Number of Votes

Howard R. Curd (6)	CEO, Director, 5% Stockholder
Series A Preferred		9,715		29,145,000
Series B Preferred		2,702		6,755,000
Series C Preferred		6,549		654,900

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Name and Address of Beneficial Owner (1)	Total Number of Votes	Percent of Total Votes of Outstanding Shares

Howard R. Curd	43,498,599	83.59%
Edmund C. King	365,359	0.70%
Gregory J. Newell	143,581	0.28%
John E. Scates	190,713	0.37%

All directors and executive officers of the Company as a group (4 persons)	44,163,252	84.87%

_________________

(1)	All addresses are c/o the Company, 1800 2nd Street, Suite 965, Sarasota, Florida 34236.
(2)	Information contained in the table reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. This table is based on information supplied by directors, officers and beneficial owners of ten percent or more of the Common Stock and Forms 13D filed with the Securities and Exchange Commission by beneficial owners of five percent or more of the Common Stock. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(3)	Applicable percentages are based on 14,524,531 shares of Common Stock, 9,715 shares of Series A. Preferred Stock, 2,702 shares of Series B. Preferred Stock and 16,124 shares of Series Preferred Stock outstanding , plus for each person or group shares issuable pursuant to options exercisable within 60 days under the Company’s stock option plans.
(4)	Does not include 3,848,485 shares of Common Stock held in escrow as security in connection with the Senior Secured Promissory Note held by Centurian Investors, Inc., which is controlled by Mr. Curd.
(5)	Includes 330,359 shares held in Mr. King’s name, and 1,000 shares held in the name of the King Family Trust.
(6)	Mr. Curd owns all of the outstanding shares of the Series A Preferred and Series B Preferred classes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all reports that they file with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2014 its officers, directors and beneficial owners of more than ten percent of the Common Stock complied with all applicable Section 16(a) filing requirements, except that Ambassador Newell has not filed reports of two sales of the Company’s stock in November and December 2014.

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ELECTION OF DIRECTORS

Nominees for Director

Name	Age	Position	Director Since

Howard R. Curd	76	Co-Chairman of the Board, Chief Executive Officer and Director	2015

Edmund C. King	80	Co-Chairman of the Board, Chief Financial Officer and Director	2000

John E. Scates	58	Director	2002

HOWARD R. CURD. On November 10, 2014, the Company acquired all of the ordinary common stock of Engineered Products Acquisition Limited (“EPAL”), which owns the Wardle Storeys companies in the United Kingdom, and the Company’s wholly owned subsidiary, UEP Holdings, Inc., acquired all of the ownership interests in Uniroyal Engineered Products, LLC (“UEP”). The operating companies were controlled by our majority stockholder, Howard R. Curd. On April 29, 2015, the Company’s Board of Directors elected Mr. Curd as a director and as Co-Chairman of the Board and Chief Executive Officer of the Company. Mr. Curd has been the Chief Executive Officer and Chairman of UEP since 2003. Mr. Curd served as the Chairman and Chief Executive Officer of Uniroyal Technology Corporation from September 21, 1992 to 2003. He has a long history of banking and general business experience. He has been a Director of FCB Financial Holdings, Inc. since October 1, 2010 and Florida Community Bank since September 1, 2010. He served as a Director of A. Schulman, Inc. from 2006 to December 12, 2014. He served as a Director of KeySpan Corporation and its predecessors, and Emcore Corporation. He served as a Director of Uniroyal Technology Corp. from 1992 until 2003. Mr. Curd served as a Trustee at Brothers Gourmet Coffee, Inc. from 2002 to 2006 and DeGeorgio from 2000 to 2003. Mr. Curd was nominated to serve on our Board of Directors because of his extensive experience in managing and expanding businesses.

EDMUND C. KING has served as our Chief Financial Officer and Director since February 9, 2000 and as Co-Chairman of the Board since April 29, 2015. Mr. King also began serving as our Chairman and Chief Executive Officer from 2007 until April 2015. Until October 1, 1991, Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C. that we acquired in February 2000. Since January 1992, Mr. King has been a general partner of Trouver, an investment and financial consulting partnership. Mr. King is also a member of the Board of Directors of LTC Properties, Inc., an NYSE listed real estate investment trust. Mr. King is a graduate of Brigham Young University, having served on the National Advisory Council of that school’s Marriott School of Management, and has completed a Harvard University management course sponsored by Ernst & Young. Mr. King also has served as Chairman of the HFMA’s Long-Term Care Committee (Los Angeles Chapter). Mr. King was nominated to serve on our Board of Directors because of his extensive experience in accounting and financial assistance to various industries.

JOHN E. SCATES, a garage door industry engineer and consultant, was appointed to the Company’s Board of Directors on June 27, 2002. From June 1997 to the present, Mr. Scates has been President and Owner of Scates, Inc., a product design and failure analysis consultancy in Carrollton, Texas. Mr. Scates earned a BS Degree in Mechanical Engineering, Summa Cum Laude from Texas A & M University in 1979. Mr. Scates is licensed as a Professional Engineer in Texas, Florida, North Carolina and South Carolina. Mr. Scates was nominated to serve on our Board of Directors at such time when we were seeking to expand our product offerings. He is knowledgeable of the powered gate industry and brings experience in research and manufacturing.

Ambassador GREGORY J. NEWELL has served as a Director of the Company since June 13, 2002. Ambassador Newell is an international business development strategist and former: U.S. Ambassador; U. S. Assistant Secretary of State; and White House Commissioned Officer, having served under four U.S. Presidents. From 1992 to the present, Ambassador Newell has served as President of International Commerce Development Corporation in Provo, Utah, an international business-consulting firm. Ambassador Newell is not standing for re-election this year.

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The Board of Directors held thirteen meetings during fiscal 2015. The average attendance by directors at these meetings was over 75%, and all incumbent nominees attended at least 75% of the Board and committee meetings that they were scheduled to attend.

Among the committees of the Board of Directors are an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

The Audit Committee recommends to the Board the selection of independent accountants to audit the annual financial statements of the Company, reviews the annual financial statements and meets with the Company’s Chief Financial Officer and independent accountants to review the scope and results of the audit of the financial statements and other matters regarding the Company’s accounting, financial reporting and internal control systems. During fiscal 2014 the Audit Committee met four times. The members of the committee are Messrs. Gregory J. Newell (Chairman) and John E. Scates. The Audit Committee consists of independent directors. The Board of Directors has determined that Mr. Newell is an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K promulgated under the Exchange Act.

The Compensation Committee reviews management’s recommendations with respect to salary and incentive compensation of executive officers and other key employees, as well as the Company’s benefit plans and arrangements other than Stock Option Plans, and makes recommendations to the Board with respect to such plans. During fiscal 2014 the Compensation Committee did not meet. The members of the Compensation Committee are Messrs. Scates (Chairman) and Newell.

On November 10, 2014, the Company acquired Egineered Products Acquisition Limited (“EPAL”), which owns the Wardle Storeys companies in the United Kingdom, and the Company’s wholly-owned subsidiary, UEP Holdings, Inc., acquired UEP. The operating companies were controlled by our majority stockholder, Howard R. Curd.

Significant Employees

At December 31, 2014, we had no full time employees. Our Chief Financial Officer, who also serves as our Chief Executive Officer, is employed on a part-time consulting basis. We have supported operations by using consultants and contract piece workers as required. Significant employees of our subsidiary UEP include Howard R. Curd, Chairman, Chief Executive Officer and Manager; Howard F. Curd, President and Manager; and George L. Sanchez, Executive Vice President of Global Operations. Messrs. Howard R. Curd, Howard F. Curd and Sanchez are also directors of our UK operating subsidiaries. Stewart Quinn is Director of Operations and Finance of our subsidiary, Wardle Storeys (Earby) Limited and is also a director of our UK operating subsidiaries.

Compensation Committee and Compensation of Directors

Mrssrs. Newell and Scates serve on the Compensation Committee, which determines the compensation amounts to be paid to our directors, officers and employees.

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Board Meetings and Independence

During the year ended December 31, 2014, the Board of Directors of the Company held 13 telephonic meetings. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to send reports of their ownership of the equity securities of the Company and of changes in such ownership to the SEC. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics and Compliance Program which is applicable to Invisa, Inc. and to all our directors, officers and employees, including Invisa, Inc.’s principal executive officer and principal financial officer, principal accounting officer or comptroller, or other persons performing similar functions.

A copy of the Company’s Code of Ethics may be obtained free of charge by making the request to the Company in writing.

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Director Compensation

We do not have a formal plan for compensating our directors. During the 2013 fiscal year each of our Directors were granted 35,000 shares of the Company’s common stock for their services in 2012. Mr. King received no salary and no other cash compensation for fiscal years 2013 and 2014. No grants of common stock were issued during our 2014 fiscal year.

Our bylaws provide for us to indemnify our directors and officers to the extent permitted by Nevada law, with respect to actions taken by them on our behalf. We maintain a policy of directors’ and officers’ liability insurance for this purpose.

Compensation Committee Interlocks and Insider Participation

Not applicable.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview

This Compensation Discussion and Analysis is intended to describe the material factors underlying the compensation policies and decisions of the Company with regard to compensation paid to our executive officers in 2013 and 2014. The Compensation Committee oversees the Company’s executive compensation in accordance with its Charter and recommends to the Board of Directors compensation for the named executive officers. The Compensation Committee receives input and recommendations when requested from our executive officers.

Howard R. Curd, our CEO, does not have a written employment agreement with the Company but does have a written employment agreement with Uniroyal Engineered Products, LLC. That agreement is described below.

Mr. Edmund King, our CFO, does not have a written employment agreement and works on a part-time basis for the Company. Mr. King received no salary or other cash compensation during fiscal 2013 or 2014; however the Company charged $36,000 to operations for the value of his services in each of these years.

Ms. Elizabeth Henson (appointed as an Officer in 2011) received cash consulting fees of $49,500 in 2013 and $48,000 in 2014. In addition, Ms. Henson received common stock grants totaling 35,000 shares for service in 2012.

Our compensation philosophy for our executive officers has been shaped by our lack of long-term financing and our severe shortage of operating capital. Accordingly, our compensation decisions and particularly our approach to allocating compensation between cash and non-cash elements of the compensation package reflect our goal to preserve cash whenever possible. In making our compensation decisions, we strive to be aware of the level of compensation which is paid to executive officers of various companies that we consider to be comparable to us in size. Our goal is for the compensation paid to our named executive officers to be at or below the fiftieth percentile of the companies that we have identified as being comparable companies.

For our operating subsidiaries, our executive compensation program contains three components, which are intended to reflect the Company’s compensation philosophy.

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Base Salary. Base salary and adjustments to base salary are set by employment agreements with Messrs. Howard R. Curd, Howard F. Curd, George Sanchez and Stewart Quinn. The base salaries for executive officers are targeted at the upper quartiles of the competitive market. For this purpose, the Compensation Committee will review and consider the salary ranges of executive officers in comparable positions at companies comparable to the Company in various industries. The Compensation Committee’s practice will review the base salary of each executive officer annually, at which time the executive officer’s base salary may be increased beyond the contractually mandated incremental increases based upon the executive officer’s individual performance and contributions to the Company.

Annual Bonus. The Company’s executive officers, as well as a number of other key employees of the Company, are eligible for an annual cash bonus pursuant to the Company’s Management Incentive Plan (the “MIP”). Target annual bonus amounts for the executive officers will be established early in the fiscal year by the Compensation Committee. For this purpose, the Compensation Committee will review and consider bonus amounts awarded to officers of companies in comparable positions in various industries comparable in size to the Company and also considers Company performance and the achievement of each executive officer in his area of responsibility and the resulting contribution to overall corporate performance. Under the MIP the Compensation Committee has discretion to adjust an individual’s actual bonus payment from the amount that would otherwise be payable under the formula, subject to approval by the full Board of Directors.

Long-Term Incentives. The executive officers of the Company and other current members of management and other key employees will be granted and currently hold stock options pursuant to the Company’s 2015 Stock Option Plan. The Company’s stock option plan is intended to provide opportunities for stock ownership by management and other key employees, which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the stockholders of the Company. Stock options granted under the 2015 Stock Option Plan will have exercise prices equal to the fair market value of the Company’s Common Stock on the dates of grant. The stock options have a ten-year term and will vest annually over three years. A split-dollar life insurance plan was instituted in 2014, to facilitate executive officers’ saving for retirement.

Option Grants. No Options were granted in fiscal years 2013 or 2014.

Perquisites. Consistent with our philosophy to preserve cash, we have sought to limit perquisites. Perquisites paid to our named executive officers are discussed as footnotes to the following Summary Compensation Table. Our current policy for paying medical and dental insurance is not to pay insurance premiums. Our policy is not to pay for life insurance, long-term and short-term disability insurances and accidental death and dismemberment insurance. Our policy with regard to unused vacation for our executive group is to pay at the base salary rate for vacation not used during the calendar year of termination. Our operating subsidiaries to provide perquisites to their executive officers.

Change in Control Severance Policy. None.

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SUMMARY COMPENSATION TABLE

EXECUTIVE COMPENSATION

FOR THE TWO YEARS ENDED DECEMBER 31, 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)	Total ($)

Edmund C. King	2014	—	—	—	—	—	—	—	—
Chairman, CEO	2013	—	—	24,500	—	—	—	—	24,500
& CFO

Howard R. Curd	2014	348,163	70,000	—	—	—	21,000	—	439,163
Chairman & CEO	2013	277,230	—	—	—	—	21,000	—	298,230
of Uniroyal
Engineered
Products, LLC

Howard F. Curd	2014	264,000	50,000	—	—	—	16,800	—	330,800
President of	2013	250,000	40,000	—	—	—	16,800	—	306,800
Uniroyal
Engineered
Products, LLC

George L. Sanchez	2014	247,500	50,000	—	—	—	16,800	—	314,300
Executive Vice	2013	218,837	40,000	—	—	—	16,800	—	275,637
President of
Global Operations

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Employment Agreements with Executives

We have no written employment agreements with our Invisa executives.

Howard R. Curd, Chairman of the Board and Chief Executive officer of UEP, is employed pursuant to an employment agreement with UEP, which was amended and restated as of July 1, 2014. The agreement provides for a base salary of $475,000 per year. Mr. Curd’s base salary is subject to adjustment annually during the term of the agreement based on changes in the U.S. Consumer Price Index for All Urban Consumers, U.S. City Average (the “CPI”). Mr. Curd is also entitled to receive a bonus of up to 75% of his base salary pursuant to UEP’s bonus or incentive plan at the end of each fiscal year. Mr. Curd’s employment agreement provides for a three-and-a-half-year base term subject to automatic one-year extensions in December 2015 and each December thereafter unless such agreement is terminated by either party. In addition, Mr. Curd is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to two years’ salary as severance upon termination of his employment by UEP. The agreement also provides for the Company to provide for bonuses, profit sharing, employee benefits, executive split dollar life insurance and other benefit plans and programs accorded to other executive officers of UEP, as determined by the Board of Managers of UEP. UEP is also obligated to provide life insurance for the benefit of Mr. Curd and his heirs in amounts commensurate with amounts provided by companies similarly situated for their executive officers. Mr. Curd became Co-Chairman and Chief Executive Officer of Invisa, Inc. effective April 29, 2015.

Howard F. Curd, President and a Manager of UEP, is employed pursuant to an employment agreement with UEP, which was amended and restated as of July 1, 2014. The agreement provides for a base salary of $290,000 per year. Mr. Curd’s base salary is subject to adjustment annually during the term of the agreement based on changes in CPI. Mr. Curd is also entitled to receive a bonus of up to 60% of his base salary pursuant to UEP’s bonus or incentive plan at the end of each fiscal year. Mr. Curd’s employment agreement provides for a three-and-a-half-year base term subject to automatic one-year extensions in December 2015 and in each December thereafter unless such agreement is terminated by either party. In addition, Mr. Curd is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to two years’ salary as severance upon termination of his employment by UEP. The agreement also provides for the Company to provide for bonuses, profit sharing, employee benefits, executive split dollar life insurance and other benefit plans and programs accorded to other executive officers of UEP, as determined by the Board of Managers of UEP. UEP is also obligated to provide life insurance for the benefit of Mr. Curd and his heirs in amounts commensurate with amounts provided by companies similarly situated for their executive officers.

George L. Sanchez, Executive Vice President of Global Operations of UEP, is employed pursuant to an employment agreement which was amended and restated as of July 1, 2014. The agreement provides for a base salary of $275,000 per year. Mr. Sanchez’s base salary is subject to adjustment annually during the term of the agreement based on changes in the CPI. Mr. Sanchez is also entitled to receive a bonus of up to 60% of his base salary pursuant to UEP’s bonus or incentive plan at the end of each fiscal year. Mr. Sanchez’s employment agreement provides for a three-and-a-half-year base term subject to automatic one-year extensions in December 2015 and in each December thereafter unless such agreement is terminated by either party. In addition, Mr. Sanchez is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to two years’ salary as severance upon termination of his employment by UEP. The agreement also provides for the Company to provide for bonuses, profit sharing, employee benefits, executive split dollar life insurance and other benefit plans and programs accorded to other executive officers of UEP, as determined by the Board of Managers of UEP. UEP is also obligated to provide life insurance for the benefit of Mr. Sanchez and his heirs in amounts commensurate with amounts provided by companies similarly situated for their executive officers.

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Equity Incentive Plans

We have five stock plans as listed below:

Plan	Shares Authorized for Issuance

2000 Plan	240,000
2002 Plan	300,000
2003 Plan	300,000
2003A Plan	700,000
2006 Plan	500,000
2,040,000

All of the Plans have been approved by the Board of Directors and all, except for the 2006 Plan, have been approved by the Shareholders. All of the plans authorize awards of incentive stock options or non-qualified stock options to employees, directors, and consultants of our company and affiliates. The purposes of the Plans are as follows: to encourage and enable employees, directors, and consultants to acquire a proprietary interest in the growth and performance of our company; to generate an increased incentive for key employees and directors to contribute to our future success and prosperity, thus enhancing the value of our company for the benefit of our stockholders; and to enhance the ability of our company to attract and retain key employees and directors who are essential to progress, growth, and profitability.

The Plans are administered by the Compensation Committee of our Board (the “Administrator”). All members of our Compensation Committee are non-employee directors and outside directors, as defined in the Plans. Subject to the limitations set forth in the Plans, the administrator has the authority to grant options, to determine the purchase price of the shares of our common stock covered by each option, to establish the term of each option, to determine the number of shares of our common stock to be covered by each option, to establish vesting schedules, to designate options as incentive stock options or non-qualified stock options, and to determine the persons to whom grants are to be made.

The Administrator establishes the option exercise price, which in the case of incentive stock options, must be at least the market price (as such term is defined in the Plans) of our common stock on the date of the grant or, with respect to optionees who own at least 10% of the total combined voting power of all classes of our stock (a “10% Stockholder”), 110% of the market price on the date of the grant.

Options granted under the Plans are generally not transferable by the optionee except by will or the laws of descent and distribution, or pursuant to written agreement approved by the administrator relating to any non-qualified stock options in any manner authorized under applicable law. Except as provided in the applicable stock option agreement, options must be exercised within 90 days of termination for any reason other than disability, retirement, or death, within one year of termination by disability or retirement, or by a designated beneficiary within two years of death.

Except as provided to the contrary in the option agreement, options granted under the Plans vest in one-third annual increments, beginning on the grant date of the option. In no event may an incentive stock option be granted more than 10 years from the effective date of the plan or be exercised after either the expiration of 10 years from the grant date, or five years from the grant date in the case of a 10% Stockholder.

Incentive stock options may not vest for the first time with the respect to any optionee in a calendar year with a market price exceeding $100,000. Any option grants that exceed that amount shall be automatically treated as non-statutory stock options.

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The Plans may be suspended, terminated, modified, or amended by our board, but no such suspension, termination, modification, or amendment may adversely affect the terms of any option previously granted without the consent of the affected optionee, and any amendment will be subject to stockholder approval to the extent required by applicable law, rules, or regulations.

We, from time to time, grant to our directors, executive officers and employees options to purchase our common stock under the Plans. As of December 31, 2013, Invisa had no options to purchase shares of common stock outstanding or exercisable.

401(k) Savings Plan

We do not have a 401(k) savings plan. UEP maintains a qualified defined-contribution plan with a 401(k) investment option for our U.S.-based employees. UEP does not make matching contributions to its employees’ 401(k) plan accounts.

Limitation of Liability and Indemnification of Officers and Directors; Insurance

Our Officers and Directors are indemnified to the fullest extent provided by Nevada law.

We maintain a policy of directors’ and officers’ liability insurance to indemnify our directors and officers with respect to actions taken by them on our behalf.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

In order to determine which of our directors may qualify as independent directors, we have adopted the director independence standards of NASDAQ. The Board of Directors has reviewed each of the directors’ relationships with the Company in conjunction with such standards and has affirmatively determined that the following members of the Board of Directors are “independent” within the meaning of such rule: Messrs. Newell and Scates.

Transactions with Related Persons

Howard R. Curd, who is Co-Chairman and Chief Executive officer of the Company and is Chairman and Chief Executive Officer of UEP (“Mr. Curd”), holds a senior secured promissory note of the Company in the amount of $1,470,057.27, which is secured by all assets of the Company; holds four subordinated secured promissory notes of UEP in the aggregate amount of $2,000,000 with a maturity date of October 17, 2018; owns the company that leases to the Company the production facility in Stoughton, Wisconsin; and holds a secured promissory note of the Company’s subsidiary, Engineered Products Acquisition Limited (“EPAL” in the face amount of approximately $1,348,000 that has a maturity date of December 21, 2023 and is secured by a lien against all of the assets of EPAL.

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Prior to the acquisition by the Company’s subsidiary, UEP was a party to an agreement with a company owned by Mr. Curd, which provided for that company to provide management and administrative services to UEP. The management agreement was assigned to the Company at the time of the acquisition.

During 2013 UEP sold real estate and certain insurance policies for $2,117,098 to a related party owned by the majority owners of UEP. The proceeds were used to reduce UEP’s term debt and line of credit obligations by the same amount. Additionally, as part of the transaction with the related party, UEP leased the real estate it had sold plus additional land from the related company. The term of the lease runs to October 31, 2033.

Mr. Curd holds four subordinated secured promissory notes dated October 17, 2003, of UEP. The aggregate principal amount of the four notes is $2,000,000. The notes carry an interest rate of 9.25% per annum. Payment of the principal amount, which was due on October 17, 2013, was deferred, with payment of $600,000 being due on October 17, 2017 and $1,400,000 and any other outstanding amounts being due on October 17, 2018. UEP pays an accommodation fee for the deferral of two percent (2%) of the amount of the deferred payment on October 17 of each year until the notes have been repaid in full. The notes are secured by a security agreement providing a lien on all of the assets of UEP but subordinated to the lien of UEP’s senior lender.

Mr. Curd also holds a secured promissory note dated December 31, 2013, of EPAL in the amount of approximately $1,348,000 with an interest rate of 6.25% per annum. The maturity date of the note is December 21, 2023. The note is secured by a security agreement granting a lien against all assets of EPAL. He also holds the 50 outstanding shares of EPAL’s preferred shares, having a stated value of approximately $20 million.

UEP has a Split-Dollar Life Insurance Plan, whereby UEP pays premiums for insurance on the lives of Howard R. Curd, Howard F. Curd and George L. Sanchez, Executive Vice President- Global Operations of UEP. Under the plan, UEP has purchased two life insurance policies on the life of Howard R. Curd. Each of the policies has a face amount of $5,000,000. UEP has also purchased life insurance policies under the plan on the lives of Howard F. Curd and George L. Sanchez.

UEP is a party to an agreement with its managers, Howard R. Curd and Howard F. Curd, and its former shareholders, who are officers of UEP, whereby the managers and shareholders granted consents and waivers in connection with certain organizational documents of UEP to permit the acquisition of UEP by the Company’s subsidiary, UEP Holdings, LLC; the agreement also provides for the indemnification of the former shareholders of UEP for any proceedings in connection with tax claims arising prior to the closing of the acquisition.

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AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

The Board of Directors on April 29, 2015 adopted a resolution approving the amendment of the Company’s Articles of Incorporation to change the Company’s name to Uniroyal Global Engineered Products, Inc. and directing that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. The Board of Directors determined that the amendment is in the best interests of the Company and unanimously recommends approval by the stockholders. If the amendment is approved by the stockholders, the Company will file an Amended and Restated Articles of Incorporation with the Secretary of State of Nevada reflecting the amendment, which will become effective on the date the Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of Nevada.

The Company’s Articles of Incorporation do not provide for their amendment. Accordingly, NRS 78.390 requires that, for approval of the amendment, the votes cast in favor of the amendment must be at least a majority of the shares of capital stock entitled to vote on the proposal. The Board of Directors recommends that stockholders vote for this proposal.

Background and Reasons for the Proposed Amendment

The name of the Company is being changed to reflect the primary business in which we are now engaged.

APPROVAL AND ADOPTION OF THE 2015 STOCK OPTION PLAN

On April 29, 2015, the Board of Directors adopted the Uniroyal Global Engineered Products, Inc. 2015 Stock Option Plan (the “2015 Plan”) in the form attached hereto as Exhibit A. The following discussion is qualified by the 2015 Plan attached hereto as Exhibit A. The purpose of the 2015 Plan is to afford certain key persons who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company. The 2015 Plan provides for grants of options during a ten-year period. The maximum number of Shares that may be purchased pursuant to the exercise of options granted under the 2015 Plan in the aggregate is one million (1,000,000) shares of Common Stock, and no individual may receive grants in any single fiscal year that exceed one hundred thousand (100,000) shares in the aggregate. Shares to be acquired under the 2015 Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury or both, at the discretion of the Company. If and to the extent that options granted under 2015 Plan expire or terminate as to new grants without having been exercised, the Shares covered by such expired or terminated options may again be subject to an option under the 2015 Plan. The 2015 Plan will become effective on its approval by the stockholders and will terminate as to new grants on June 15, 2025.

The exercise price of Shares covered by the options will be the closing price of the Shares on the date of the grant, except that in the case of a grant of an incentive stock option to a holder of 10% or more of the Common Stock at the time of a grant, the price will be determined by the Board of Directors or an appropriate committee of the Board at not less than 110% of the closing price of the shares on the date of the grant.

The 2015 Plan will be administered by a committee of one or more members of the Board of Directors appointed by the Board (the ” Committee”). The Committee will have the authority, in its discretion, to determine the persons to whom options shall be granted, the time when such persons shall be granted options, the number of shares of Common Stock that will be subject to each option, the purchase price of each share of Common Stock which shall be subject to each option, the period(s) during which such options shall be exercisable (in whole or in part), and any other terms or provisions of the options. Options may be granted to officers, directors and executive, managerial, professional, technical or administrative employees of, and consultants to, the Company, a subsidiary of the Company or a joint venture of the Company.

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Upon the exercise of an option under the 2015 Plan, the Company will cause the purchased Shares to be issued only when it has received the full purchase price for the Shares in cash or, where permitted by applicable law, delivery of Common Stock owned by the holder having a fair market value equal to the cash exercise price, according to procedures approved by the Committee. An option under the 2015 Plan may not be exercisable after the expiration of 10 years from the date the option is granted (or in the case of an incentive stock option granted to a person who at the time the option is granted owns more than 10% of the voting stock in the Company, the option may not be exercisable after the expiration of 5 years after the date of grant). The Committee has the right to accelerate in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted under the 2015 Plan. To the extent that an option is not exercised within the period of exercisability, it will expire as to the then unexercised part.

If a grantee is discharged (or the grantee’s services are terminated) for cause, any option granted under the 2015 Plan will, unless otherwise specified by the Committee, forthwith terminate with respect to any unexercised portion thereof. For the purposes of the 2015 Plan, the term “for cause” means (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a benefit plan of the Company or a subsidiary of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation of the Company, “for cause” or “cause” as defined therein; or (b) in all other cases, (i) any dishonest act, (ii) any act which adversely reflects upon the integrity of that person or the Company, (iii) failure to implement and carry out policies set by the Board or management, (iv) insubordination and/or continued unauthorized or unexcused absence from duty, (v) any conduct which, in the opinion of the Company’s Board, reflects adversely upon the Company’s image in the community. (vi) engaging in conduct of an harassing or discriminatory nature in violation of the Company’s policies or the law, (vii) failure to perform the duties competently, correctly and completely to the satisfaction of the Board and pursuant to the direction of the Board after notice, (viii) participation in a crime, a diversionary program to avoid a criminal proceeding, or a plea of guilty or no contest to, or conviction of a crime, (ix) an arrest for a crime involving moral turpitude, (x) bad acts or failures in an optionee’s employment position, which would include participation in dishonest, disloyal or unethical conduct or otherwise performing at a level unacceptable to the Board, (xi) misrepresentation or participation in activities or conduct that may impair the reputation or standing of the Company or may tend to bring upon the Company or the optionee embarrassment, ridicule or disrepute, (xii) a material failure to perform the duties of the optionee’s position which the optionee fails to cure within 30 days after the Company provides the optionee with written notice of such failure and an opportunity to cure any curable failure; (xiii) upon failing the Company’s criminal background screening or drug testing; (xiv) insubordination, which includes violation of Board or Company policy or Board directive to the optionee, or (xv) ineffectiveness in the optionee’s position.

In general, if a grantee’s employment with the Company is terminated (or the grantee’s services are terminated) for cause, any unexercised options will expire immediately. If the grantee is dismissed for reasons other than cause, the grantee will have three months in which to exercise any remaining vested options under the 2015 Plan. In the event of the grantee’s death before his employment with the Company is terminated, his estate or heir will have a year to exercise his vested options after his death. The Committee may modify these general rules in the specific terms of a grant.

No option granted under the 2015 Plan will be transferable, whether by operation of law or otherwise, other than by will or descent and distribution, and any option granted under the 2015 Plan will be exercisable during the lifetime of the holder only by such holder, unless the Committee in the terms of the grant permits a transfer to an immediate family member or a trust for immediate family members.

The number of Shares subject to the Plan and any option granted under the Plan may be adjusted by the Board of Directors to reflect changes in the capitalization of the Company. In the event of a “change of control” of the Company (acquisition by another entity of more than 50% of the combined voting power of all classes of stock of the Company normally entitled to vote the election of directors, approval by the Board of Directors of the sale of all or substantially all of the property or assets of the Company, or approval by the Board of Directors of the consolidation or merger of the Company with another corporation, the consummation of which will result in more than 50% of the total combined voting power of all classes of stock of the Company being acquired by another entity), then all outstanding options immediately become exercisable, and the exercise period may be extended.

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The Board of Directors may, from time to time, amend the 2015 Plan, provided that no amendment shall be made without the approval of the stockholders of the Company, that will (a) increase the total number of Shares reserved for options under the Plan (other than an increase resulting from an adjustment by reason of a change in the capitalization of the Company), (b) reduce the exercise price of any option, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Option Committee is authorized to amend the 2015 Plan and the options granted thereunder to permit the options granted thereunder to qualify as incentive stock options within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. The rights and obligations under any option granted before any such amendment may not be adversely affected by amendment of the 2015 Plan or the option without the consent of the holder of such option.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Frazier & Deeter as independent public accountants for the Company for the fiscal year ending January 3, 2016, subject to approval by the stockholders. The Board of Directors recommends that such appointment be ratified.

Representatives of Frazier & Deeter will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are providing stockholders with the right to vote to approve, on an advisory (nonbinding) basis, the following resolution relative to the compensation of our named executive officers:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

As described in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation philosophy is designed to provide a pay for performance compensation package, targeted at top market levels, to our named executive officers in order to attract, retain and motivate the key executives who are directly responsible for our continued success.

The proposal to approve the resolution regarding the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the Common Stock and Voting Preferred Stock present, represented and entitled to vote at the Annual Meeting. Because this vote is advisory, it will not be binding on the Company or the Compensation Committee; however, the Board of Directors and the Compensation Committee will review the voting results and take into account the outcome of the vote when considering future executive compensation matters. The Board’s current policy is to include an advisory resolution regarding approval of our Named Executive Officers every three years. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2018 Annual Meeting of Shareholders.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Management of the Company knows of no matters other than those stated above which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.

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STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2016 annual meeting must be forwarded in writing and received at the principal executive offices of the Company not later than November 20, 2015, directed to the attention of the Secretary, for consideration for inclusion in the Company’s proxy statement for the Annual Meeting of Stockholders to be held in 2016. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

HOWARD R. CURD
May __, 2015	Chief Executive Officer

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EXHIBIT A

Uniroyal Global Engineered Products, Inc.

2015 U.S. Stock Option Plan

Purpose. This Uniroyal Global Engineered Products, Inc. 2015 U.S. Stock Option Plan (the “Plan”) is adopted effective as of the date indicated below, by Uniroyal Global Engineered Products, Inc., a Nevada corporation (the “Company”). The purpose of this Plan is to further and promote the interest of the Company and its shareholders; to attract, motivate, and retain U.S. employees and directors of superior capability; and to encourage such valued persons to have a proprietary interest in the Company. This proprietary interest is expected to recognize and reward outstanding performances and contributions and to align the objectives of the shareholders and option holders of the Company through increasing long-term interest of the option holders in the Company’s profitability, growth, and long-term operational goals. In furtherance of that purpose, selected U.S. employees and directors of the Company or its Subsidiaries may receive options to acquire shares of the Company’s Common Stock pursuant to this Plan.

The options granted under this Plan will be non-statutory options taxed under Section 83 of the Internal Revenue Code of 1986, as amended from time to time. The Plan is intended to create stock options that are exempt from the application of the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. If there is any discrepancy between the provisions of this Plan and the provisions of that exemption to Section 409A, this discrepancy shall be resolved in a manner as to give full effect to the exemption from the provisions of Section 409A of the Code.

1.     Definitions. As used in this Plan and in an Award Agreement, the following terms shall have the meanings set forth in this Section 1, unless a clearly different meaning is required by the context in which the word or phrase is used:

(a)     “Award Agreement” means the written instrument evidencing the grant to an Optionee of an Option Award pursuant to this Plan. Each Optionee may be issued one or more Award Agreements from time to time, containing one or more Option Awards, singly, in combination, or in tandem.

(b)     “Board” means the board of directors of the Company.

(c)     “Business Day” means any day that is not a Saturday, a Sunday, or other day on which commercial banks are required or authorized by law to be closed in the city in which the Company’s primary offices are located.

(d)     “Cause” means termination of Optionee’s Continuous Service by reason of:

(i)	Any dishonest act;

(ii)	Any act which adversely reflects upon the integrity of that person or the Company;

(iii)	Failure to implement and carry out policies set by the Board or management;

(iv)	Insubordination and/or continued unauthorized or unexcused absence from duty;

(v)	Any conduct which, in the opinion of the Company’s Board, reflects adversely upon the Company’s image in the community.

(vi)	Engaging in conduct of a harassing or discriminatory nature in violation of the Company’s policies or the law;

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(vii)	Failure to perform the duties competently, correctly, and completely to the satisfaction of the Board and pursuant to the direction of the Board after notice;

(viii)	Participation in a crime, a diversionary program to avoid a criminal proceeding, or a plea of guilty or no contest to, or conviction of a crime.

(ix)	An arrest for a crime involving moral turpitude.

(x)	Bad acts or failures in Optionee’s employment position, which would include participation in dishonest, disloyal or unethical conduct or otherwise performing at a level unacceptable to the Board;

(xi)	Misrepresentation or participation in activities or conduct that may impair the reputation or standing of the Company or may tend to bring upon the Company or Optionee embarrassment, ridicule or disrepute;

(xii)	A material failure to perform the duties of Optionee’s position, which the Optionee fails to cure within 30 days after the Company provides the Optionee with written notice of such failure and an opportunity to cure any curable failure. In the event the Company determines that a failure is not curable, only the 30 day notice of termination and a statement that the failure is not curable are required. If the Optionee cures a curable failure during the cure period, the Company shall have the right to terminate the Optionee’s employment for cause at any time thereafter upon written notice of a subsequent violation of the same provision;

(xiii)	Upon failing the Company’s criminal background screening or drug testing;

(xiv)	Insubordination, which includes violation of Board or Company policy or Board directive to Optionee; or

(xv)	Ineffectiveness in the Optionee’s position.

The determination of whether an Optionee’s conduct meets any of the above listed criteria shall be made solely by the Committee and such decision of the Committee shall be final and binding.

(e)     “Change of Control” means means the occurrence of any of the events described in below provided such change would constitute a change in control under Section 409A of the Code and any guidance issued thereunder and restricted by the requirements of this subsection and the definitions below.

(i)	a change in the ownership of the Company involving a change in ownership of more than 70% of total fair market value of the Company’s shares as described in subsection (v)(1) below or more than 60% of the total voting power of the stock of the Company,

(ii)	a change in the effective control of the Company’s board of directors involving a change of a majority of the members as described in subsection (v)(2) below or a change in effective ownership of more than 60% of the total voting power of the stock of the Company as described in subsection (v)(2) below, or a change in the ownership of a substantial portion of the assets of the Company involving a sale of

(iii)	assets equal to or more than 50% as described in subsection (v)(3) below.

(iv)	Notwithstanding the above, a Change in Control shall not occur by reason of any increases in ownership of the Company by or between persons who are shareholders in the Company on April 29, 2015.

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(v)	Definitions: The terms defined in this subsection shall be interpreted in a manner that is consistent with Code §409A and Treas. Reg. §1.409A-3(i)(5).

(1)	Change in Ownership: A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as defined in Treas. Reg. §1.409A-3(i)(5)), acquires ownership of stock of the Company that, together with that stock held by such person or group, constitutes more than the percentage specified in subsection (i) above of the total fair market value or total voting power of the stock of the Company.
(A)	For purposes of this subsection (1), persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.
(B)	Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
(C)	If any one person, or more than one person acting as a group, is considered to own more than the percentage specified in subsection (i) above of the total fair market value or total voting power of the stock of a Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of paragraph (2) below)).
(D)	An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section.
(2)	Change in the Effective Control of the Company: A change in the effective control of the Company will occur on either
(A)	the date that a majority of members of the Company’s Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(B)	the date that any one person, or more than one person acting as a group (as determined under subparagraph (1) above of this section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing the percentage specified in subsection (ii) above, as applicable, of the total voting power of the stock of the Company.
(3)	Change in the Ownership of a Substantial Portion of the Company’s Assets: A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than the percentage specified in subsection (ii) above of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(A)	There is no change in control event under this subsection (3) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provide in this paragraph.

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(B)	A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to (A) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C) above.
(C)	For purposes of this paragraph and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.
(D)	For purposes of this subsection (3), persons will not be considered to be acting as a group solely because they purchase or own assets of the Company at the same time, or as a result of the same public offering.
(E)	Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(vi)	Change in Control Event must be objectively determinable. The determination of whether a change in control has occurred under this subparagraph 1(e) shall be determined solely on the objective standards described above. None of the parties, the Company or the Optionee retain any discretionary authority to increase the events that constitute a change in control or to waive events that would qualify as change in control based on these standards. Any requirement that any other person, such as the Committee or Board, certify the occurrence of a change in control must be strictly ministerial and not involve any discretionary authority. No person or persons shall have the authority to subjectively determine whether a change in control has occurred.

(f)     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)     “Committee” means the Compensation Committee of the Board. If no Committee is appointed, the term “Committee” means the Board, except in those instances where the text clearly indicates otherwise.

(h)     “Common Stock” means (i) the Common Stock, par value $0.001 per share of the Company as adjusted as provided in Section 10, that, as of the Date of Grant, is considered common stock of the Company within the meaning of Code §305 and any guidance or regulations issued thereunder, is considered service recipient stock with the meaning of Treas. Reg. §1.409A-1(b)(5)(iii) and, does not have any preferences as to distributions other than distributions of additional Common Stock and distributions in liquidation of the Company; or (ii) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company as described in Section 10.

(i)     “Company” means Uniroyal Global Engineered Products, Inc., a Nevada corporation and its successors.

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(j)     “Continuous Service” means the absence of any interruption or termination of employment with the Company or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. In the case of a Director, Continuous Service means the absence of any interruption in the Director’s membership on the board of directors of the Company, Parent or Subsidiary. For purposes of this subsection, if the Optionee is both an Employee of the Company, or any of its Parents or Subsidiaries, and serves on the Board, then the Optionee’s Continuous Service shall be considered to terminate on the last to occur of either (i) the termination of employment with the Company, or any of Parents or Subsidiaries, or (ii) termination of membership on the Board. Continuous Service shall not be considered interrupted in the case of transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor or in the case of sick leave, military leave, or any other leave of absence approved by the Company if the period of such leave does not exceed 3 months, or, if the leave is longer than 3 months, so long as the individual’s right to reemployment with the Company, its Parent or Subsidiaries is provided either by statute or by contract. If the period of leave exceeds 3 months and the individual’s right to reemployment is not provided either by statute or by contract, the Continuous Service shall be considered terminated on the first day immediately following such three month period.

(k)     “Date of Grant” means the later of (i) the date on which the Board grants an Option, or (ii) the effective date of the grant determined by the Board on the grant of the Option.

(l)     “Director” means any person who, on the Date of Grant, renders services to the Company or a Subsidiary of the Company as a member of the board of directors of such company.

(m)     “Disability” means the Optionee is totally and permanently disabled within the meaning of Code §22(e)(3).

(n)     “Employee” means any person employed in the United States on the Date of Grant on an hourly or salaried basis by the Company or a Parent or Subsidiary of the Company.

(o)     “Exercise Notice” means a notice in substantially the same form as attached hereto as Exhibit A.

(p)     “Fair Market Value” means the fair market value of the Common Stock on the Date of Grant.

(i)	If the Common Stock is not publicly traded on the Date of Grant, the Board shall determine the fair market value of the Common Stock as of that date pursuant to the standards specified in Treas. Reg. §1.409A-1(b)(5)(iv), using a reasonable application of a reasonable valuation method that takes into consideration in applying its methodology all available information material to the value of the Company as of the Date of Grant. For this purpose, the valuation may take into consideration such factors as the price determined by an independent appraisal, the price resulting from a generally applicable repurchase formula (used for both compensatory and non-compensatory purposes other than transactions that are part of an arm’s length transaction constituting the sale of all or substantially all of the stock of the Company to an unrelated purchaser), the price at which recent sales have been made (provided there have been regular ongoing substantial sales of the Common Stock to independent purchasers) and /or, in the case of illiquid stock of a start-up corporation, a valuation by a qualified individual or individuals applied at a time that the corporation did not otherwise anticipate a change in control event or public offering of the stock. For this purpose, a person will be considered as having significant experience if the person has at least five years of relevant experience in business valuation or appraisal, financial accounting, investment banking, private equity, secured lending, or other comparable experience in the line of business or industry in which the Company operates.

(ii)	If the Common Stock is publicly traded on the Date of Grant, the fair market value on that date is the mean between the closing bid and asked prices of the shares as reported by the National Association of Securities Dealer Automated Quotations (“NASDAQ”) on that date or, if the shares are listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported in the Wall Street Journal. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

(q)     “Option” means a stock option granted pursuant to the Plan.

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(r)     “Option Period” means the period beginning on the Date of Grant and ending on the earlier of the date specified in Section 5(c) below or on the tenth anniversary of the Date of Grant.

(s)     “Optionee” means an Employee or Director who receives an Option grant under the Plan and who executes an Award Agreement with respect to such Option.

(t)     “Parent” or “Parent Corporation” means a corporation that directly or indirectly owns or controls 70% of the stock or voting power of the Company.

(u)     “Plan” means the Uniroyal Global Engineered Products, Inc. 2015 U.S. Stock Option Plan.

(v)     “Preferred Stock” means any stock issued by the Company possessing preferred rights over the Common Stock.

(w)     “Share” means the Common Stock and Preferred Stock, as adjusted in accordance with Section 10 of the Plan.

(x)     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 70% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain at any time during the existence of this Plan.

2.     Administration.

(a)     Grants under the Plan will be determined by the Board on consultation with the Committee.

(b)     This Plan will be administered by the Committee. Notwithstanding anything contained in this Plan or any Award Agreement issued under this Plan to the contrary, the Committee shall serve in such capacity at the pleasure of the Board, and shall be subject to the oversight and veto of the Board with respect to all decisions and discretion of the Committee as provided in this Plan and under any Award Agreement. All determinations, interpretations, and constructions made by the Committee in good faith shall not be subject to review and shall be final, binding and conclusive on all persons except to the extent reviewed and revised by the Board. All determinations, interpretations, and constructions made by the Board in good faith shall not be subject to review and shall be final, binding and conclusive on all persons. The Board and the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or any Option Award.

The Board is authorized to appoint a successor to any Committee member who ceases to serve. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

Members of the Committee, or of the Board, if no Committee is appointed, who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act on the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting during which action is taken with respect to the granting of Options to him.

If no Committee has been appointed, members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act on the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

(c)     The Committee may exercise such powers and authority as may be necessary for the Committee to carry out their functions as described in the Plan. Except as limited by subsection 2(a) above, the Committee shall have full and final authority in their discretion to:

(i)	Formulate recommendations to the Board identifying the persons to whom, and the time or times at which, Options may be granted;

(ii)	Formulate recommendations to the Board identifying the number of Shares that shall be subject to each Option;

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(iii)	Formulate recommendations to the Board identifying the terms and provisions of the Award Agreements

(iv)	Make all other determinations necessary or advisable for the operation and administration of the Plan and any Award Agreement;

(v)	Interpret the Plan and all Award Agreements;

(vi)	Prescribe, amend, and rescind any rules relating to the Plan and all Award Agreement;

(vii)	Accept or reject any Exercise Notice in the exercise of its reasonable discretion; and

(viii)	Correct any defect or supply any omission or reconcile any inconsistency in the Plan, any Award Agreement or any Option, in the manner and to the extent the Committee deems desirable.

All interpretations, determinations, and actions of the Committee shall be binding on persons.

(d)     Indemnification. The Committee shall be indemnified by the Company for any claim, loss, damage or expense incurred by him or her in connection with the operation and administration of this Plan, if the Board concludes, in its sole and absolute discretion, that the Committee acted in good faith in connection with the subject giving rise to such claim, loss, damage or expense.

(e)     Delegation by Board. The Board may delegate some or all of its duties and responsibilities under this Plan and any Award Agreement to the Committee and, in such event, the Committee shall have the authority and powers theretofore possessed by the Board that have been delegated to the Committee including, but not limited to the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan or any Award Agreement to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may retain any such authority concurrently with a Committee or any subcommittee, as applicable, and at any time the Board may revest in the Board some or all of the powers previously delegated.

(f)     No Obligation to Notify. The Company, Board, and Committee shall have no duty or obligation: (i) to notify any Optionee as to the time or manner of exercising any Option; (ii) to warn or otherwise advise any Optionee of a pending termination or expiration of any Option or a possible period during which any Option may not be exercised; and (iii) to minimize the tax consequences of any Optionee with respect to any Option, the exercise of any Option, the sale of any Option Shares, or otherwise.

3.     Shares Subject to Option. The Shares that may be optioned and sold under the Plan shall be Common Stock of the Company. Shares on which Options are granted may be authorized, but unissued, or may be treasury shares. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

The maximum aggregate number of Shares of Common Stock that may be optioned and sold under the Plan at any point in time shall 6% of the Shares outstanding on the Date of Grant subject to adjustment as provided in Section 10 hereof.

4.     Participants.

(a)     Eligible Participants. Every Employee and/or Director rendering services in such role within the United States on the Date of Grant to the Company or a Subsidiary, as the Board in its sole discretion designates, is eligible to receive non-statutory Options under this Plan. Employees or Directors of the Parent of the Company who are not also rendering services on such date to the Company or a Subsidiary shall not be eligible to receive non-statutory Options under the Plan.

The Committee’s award of an Option to a participant in any year does not require the Committee to award an Option to that participant in any other year. Furthermore, the Committee may award different Options to different participants.

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The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company; (ii) expected profits for the current or future years; (iii) the contributions of a prospective participant to the profitability and success of the Company; and (iv) the adequacy of the prospective participant’s other compensation. Participants may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company, whether or not the previously granted benefits have been fully exercised.

(b)     No Right of Employment. An Optionee’s right, if any, to continue to serve the Company as an officer, Employee, Director or otherwise will not be enlarged or otherwise affected by designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company, as the case may be, to terminate at any time the employment or affiliation of any participant.

5.     Option Requirements. Each Option granted under this Plan shall satisfy the following requirements:

(a)     Written Option. An Option shall be evidenced by a written Award Agreement specifying (i) the number of Shares of Common Stock that may be purchased by its exercise, and (ii) such terms and conditions consistent with the Plan as the Board shall determine as part of the Option grant.

(b)     Exercise Price. The exercise price of each Share subject to the Option shall equal the greater of (i) the Fair Market Value of the Share on the Option’s Date of Grant, or, (ii) par value of the Share.

(c)     Duration of Option. Except as otherwise expressly provided in the Award Agreement for such Option providing an earlier termination date, each Option will expire on the tenth anniversary of its Date of Grant. If an Optionee’s Continuous Service terminates before the expiration date for an Option, the Options owned by such Optionee shall expire on the earlier of the dates stated in this subsection or the date stated in subsection (d)(iv). Furthermore, expiration of an Option may be accelerated under subsection (e) below.

(d)     Vesting of Option. Except as otherwise expressly provided in the Award Agreement for such Option, an Option shall vest according to the schedule described in this subsection. An Option shall be exercisable only as to the vested percentage of the Shares subject to the Option at any point in time.

(i)	Each Option granted under the Plan shall become vested pursuant to the following schedule on the anniversary of the Date of Grant with year 0 on the following table being the 12 month period following the Date of Grant:

YEAR	PERCENT VESTED

0	0%
1	33%
2	66%
3	100%

(ii)	All unvested Options granted pursuant to the Plan shall become 100% vested upon termination of the Optionee’s Continuous Service by reason of one of the following events:

(1)	Death
(2)	Disability (as described in Section 1(m) above)
(3)	Retirement on or after attaining age 65
(4)	Involuntary termination without Cause
(5)	As otherwise expressly provided in the Award Agreement for such Option.

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(iii)	Upon the occurrence of a Change of Control during Optionee’s Continuous Service, 50% of an Optionee’s unvested Options granted pursuant to the Plan shall vest (effective the day immediately before such Change of Control); provided, however, that 100% of an Optionee’s unvested Options granted pursuant to the Plan shall become vested (effective the day immediately before such Change of Control) if such Optionee is a party to an Award Agreement with a Grant Date more than 2 years prior to the date of the occurrence of such Change of Control.

(iv)	The Board, by majority vote, may accelerate the vesting of any Option at any time including, if applicable and to the extent the Option has not expired at termination of Continuous Service, after termination of the Optionee’s Continuous Service.

(v)	Except as provided above, all unexercised Options shall be forfeited and expire early as follows:

(1)	If the Optionee’s Continuous Service is terminated for any reason, all unvested Options held by the Optionee shall be forfeited and expire on the date of termination.
(2)	If the Optionee’s Continuous Service is terminated for any reason, any vested Options that are not expired on the termination date shall be exerciseable only during the period described subsection 5(d)(v)(3) below and shall expire at the end of such period, or if earlier, on the date specified in subsection (c) above. During such period, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to the requirements of this subsection (d) herein and subject to any adjustment under Section 10 herein.

(3)	Unless otherwise expressly provided in the Award Agreement for such Option, in the case of termination of the Optionee’s Continuous Service for one of the following reasons, the Option shall expire on the date provided below, or if earlier, on the date specified in subsection (c) above:
(A)	Death: The Option shall expire on the one year anniversary of the Optionee’s death.

(B)	Disability. The Option shall expire on the one year anniversary date of the termination of Optionee’s Continuous Service by reason of disability.

(C)	Retirement on or after attaining age sixty five. The Option will expire ninety days after the date Continuous Service terminates.

(D)	Termination for Cause. All Options held by the Optionee (whether vested or unvested) shall expire immediately on delivery of notice to the Optionee of such termination.

(E)	Voluntary or Involuntary Termination for Any Other Reason. All Options held by the Optionee shall expire 90 days following the last day of the Optionee’s Continuous Service.

To the extent an Option is either unexerciseable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised or until the expiration date of the Option.

(e)     Change of Control. If a Change of Control occurs, unless otherwise expressly provided in the Award Agreement for such Option, the Board may vote within 12 months of the date of the Change of Control to cash out all Options outstanding under the Plan as of the date of the Change of Control or, no later than 3 Business Days after the date of the Change of Control may vote to accelerate the expiration of the Options to the 10th Business Day after the effective date of the Change of Control. If the Board votes to cash out the Options, it shall extend a cash payment to each Optionee equal to the difference between the Exercise Price of the expired Option and the Fair Market Value of the Shares subject to the Option on the date of the Change of Control.

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(f)     Conditions Required for Exercise. Except as provided above,

(i)	Options granted under the Plan shall be exercisable only to the extent they are vested as described in subsection (d) above.

(ii)	Each Option issued under the Plan is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 9 of the Plan

(iii)	Each Option may be exercised only pursuant to a duly completed and executed Exercise Notice.

(iv)	The Committee may impose other conditions on Options granted pursuant to this Plan as it may deem advisable.

(g)     Other Benefits. Each grant of an Option may be accompanied by the grant of any other benefit chosen by the Committee so long as the benefit is not inconsistent with the terms of this Plan and do not constitute deferred compensation under Code §409A and applicable guidance issued thereunder.

6.     Method of Exercise. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (a) delivers a properly executed Exercise Notice in the form of Exhibit A to the Corporate Secretary of the Company of the decision to exercise, (b) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (c) complies with such other reasonable requirements as the Committee establishes pursuant to Section 9 of the Plan.

Payment for Shares with respect to which an Option is exercised may be made in cash, by certified check, by delivery to the Company of other Common Shares owned by the Optionee valued at Fair Market Value on the date of exercise, or by any other method acceptable to the Committee.

Upon completion of the exercise process described above, the Company shall direct the Company’s transfer agent to make immediate delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

7.     S Corporation Status. During any period of time in which the Company is treated as an S corporation for federal income tax purposes, any exercise of an Option that would result in the termination of the Company’s S corporation status will be void and ineffective for all purposes unless the Board expressly waives application of this Section in writing.

8.     Rights Prior to Exercise of Option.

(a)     Shareholder rights. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

(b)     Partial exercise. A partial exercise of an Option will not affect the holder’s right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

(c)     Assignability. During the lifetime of an Optionee, his Options are exercisable only by the Optionee. Except as otherwise provided in this Plan, any Options (whether Vested or Unvested) granted pursuant to the Plan and any rights or benefits under this Plan may not at any time be sold, assigned, transferred, alienated, pledged, encumbered, or charged, whether voluntarily, involuntarily, by operation of law or otherwise, including but not limited to any transfers required due to bankruptcy, domestic relations order, or divorce (collectively, “Disposition”). Any attempted Disposition of Option (whether Vested or Unvested) in violation of this Section or any other provision of the Plan or an Award Agreement shall be void and ineffective for all purposes. Any Options (whether Vested or Unvested) granted pursuant to the Plan and any rights or benefits under this Plan shall not in any manner be liable for, or subject to, any debts, contracts, liabilities or torts of an Optionee. If an Optionee shall become bankrupt or attempt a Disposition of an Option (whether Vested or Unvested) or any rights or benefits under this Plan to which such Optionee is entitled, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such Options (whether Vested or Unvested) shall be forfeited to the Company, and such rights or benefits under this Plan shall cease and terminate.

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9.     Taxes; Compliance with Law; Approval of Regulatory Bodies.

(a)     The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for that tax including until the Optionee has remitted to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements.

(b)     Options are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. Until (a) the Common Shares are effectively registered under the Securities Act, or (b) the holder of the Common Shares delivers to the Company a written opinion of counsel to such holder that is satisfactory to the Company, to effect that such legend is no longer necessary under the Securities Act, the Company will cause each certificate representing its securities to be stamped or otherwise imprinted with a legend to substantially the following effect:

The shares represented by this certificate have not been registered under the Securities Act of 1933 or under any applicable state securities law.  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933 and under applicable state law or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

(c)     Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

(d)     Code Section 83(b) Election. Optionee shall be permitted to make, if applicable, an election described in Code Section 83(b) with respect to any Options granted pursuant to this Plan, which may be beneficial to the Optionee from an income tax standpoint. The Optionee shall provide the Company with a copy of such election, if made.

10.    Adjustment upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Shares occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee pursuant to the guidelines in this Section 10 and in accordance with Treas. Reg. §1.409A-1(b)(5)(v) (including, to the extent applicable, subsection (H) of such regulations) to reflect such changes provided however, that no such adjustment shall entitle an Optionee to purchase Shares that are other than Common Stock of the Company satisfying the requirements of Treas. Reg. §1.409A-1(b)(5)(iii). To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event provided such substitution or modification of the Option satisfies the requirements of Treas. Reg. §1.409A-1(b)(5)(v)(D).

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(a)     Stock Dividends - Split-Ups. If, after the issuance of an Option under the Plan, and subject to the provisions of subparagraph 10(g) below, the number of outstanding Shares is increased by a stock dividend payable in Shares of Common Stock or by a split-up of Shares of Common Stock, then, on the day following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of Shares issuable on exercise of each Option shall be increased in proportion to such increase in the number of outstanding Shares, and the then applicable Option Price shall be correspondingly decreased.

(b)     Aggregation of Shares. If, after the issuance of an Option under the Plan, and subject to the provisions of subparagraph 10(g) below, the number of outstanding Shares of Common Stock is decreased by a combination or reclassification of Shares of Common Stock, after the effective date of such combination or reclassification, the number of Shares issuable on exercise of each Option shall be decreased in proportion to such decrease in the number of outstanding Shares, and the then application Option Price shall be correspondingly increased.

(c)     Special Stock Dividends. If after the exercise of an Option under the Plan, Shares of any class of stock of the Company (other than Common Stock) are issued by way of a stock dividend on outstanding Common Stock, then, commencing with the day following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, in addition to any Share of Common Stock receivable upon exercise of an Option, the holders shall, upon exercise of an Option, be entitled to receive, as nearly as practicable, the same number of Shares of dividend Stock, plus any Shares issued upon any subsequent change, replacement, subdivision, or combination thereof to which the holders would have been entitled, had the exercise of their Options occurred immediately prior to such stock dividend. No adjustment in the Option Price shall be made merely by virtue of any event specified in this paragraph.

(d)     Mergers and Reorganization. If, after the issuance of an Option under the Plan, any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision (insofar as practicable) shall be made whereby the holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in an Option and in lieu of the Shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such sales of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares of such Common Stock equal to the number of Shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by an Option had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in any case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of Option Price and of the number of shares purchasable upon the exercise of an Option) shall thereafter be applicable, as nearly as may be in relation to any Share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Board the obligation to deliver to the holders such Shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

(e)     Liquidating Dividends. Subject to the provisions of subparagraph 10(g) hereof, in case the Company shall, at any time prior to the exercise of an Option, make any distribution of its assets to holders of its Common Stock as a liquidating or partial liquidating dividend, then a holder of an Option who thereafter exercises the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the purchase price per share, in addition to each Share of Common Stock, the amount of such distribution or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution to holders of Common Stock, as such value is determined by the Board in good faith, which would have been payable to such holder had he been the holder of record of such Common Stock receivable upon exercise of such Option on the record date of the determination of those entitled to such distribution.

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(f)     Dissolution. In case of the dissolution, liquidation or winding-up of the Company, all rights under an Option shall terminate on a date fixed by the Company, such date to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidating or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the holders of Options, as the same shall appear on the books of the Company maintained by the Corporate Secretary, by certified mail at least thirty (30) days prior to such termination date.

(g)     Notice of Changes in Options. Upon any adjustment of an Option Price of the number of Shares issuable on exercise of an Option, or upon any extension of the Expiration Date, the Company shall give written notice thereof by first class mail to each holder of an Option, at the address appearing on the books of the Company maintained by the Corporate Secretary. Such notice shall state the Option Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of an Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

11.    Amendment and Termination of Plan and/or Outstanding Options. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

(a)     materially increases the benefits accruing to participants under the Plan;

(b)     increases the aggregate number of Shares that may be delivered upon the exercise of Options granted under the Plan;

(c)     materially modifies the eligibility requirements for participation in the Plan; or

(d)     amends the requirements of subsections (a)-(c) of this Section.

The Board may alter or amend the terms of an Option granted before the amendment, whether with or without the approval of shareholders, provided, that the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Optionee to whom the Option was granted or the holder currently entitled to exercise it and the amendment is not considered a modification or extension of the Option under Treas. Reg. §1.409A-1(b)(5)(v).

12.    General.

(a)     Liability of the Company. The Company, its Parent and any Subsidiary that is in existence or hereafter comes into existence as well as any officers, executives or employees of those companies shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

(b)     Severability. The invalidity or unenforceability of any provisions of this Plan in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Plan in such jurisdiction or the validity, legality or enforceability of any provision of this Plan in any other jurisdiction.

(c)     Copies of the Plan. A copy of this Plan shall be delivered to a participant at or before the time that such participant executes an Award Agreement, but the failure of Company to send, or the participant to receive, a copy of the Plan at or before such time shall in no way affect the application of the terms and conditions of this Plan to any Options issued pursuant to such Award Agreement.

(d)     Electronic Delivery. Any reference in this Plan to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(e)     Expenses of Plan. The Company shall bear the expenses of administering the Plan.

(f)     Duration of Plan. Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan but Options granted during such period may extend beyond that date and the terms of this Plan shall continue to apply to such Options and Shares acquired by exercise thereof. Any Options granted before the date on which shareholders approve the Plan shall be conditioned on the adoption of the Plan being approved by the shareholders; however, the Date of Grant of such Options shall not be delayed because of the need for shareholder approval.

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(g)     Applicable Law. The validity, interpretation, and enforcement of this Plan and all Options issued hereunder are governed in all respects by the laws of Florida and the United States of America.

(h)     Construction. The singular may include the plural, and vice-versa unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of the Plan. The use of any gender shall include any other or all genders as used in this Plan.

(i)     Effective Date. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the shareholders approve the Plan.

Adopted by the Board of Directors on April ___, 2015.

Approved by the Shareholders on __________, 2015.

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EXHIBIT A

Exercise Notice

Uniroyal Global Engineered Products, Inc.
1800 2nd Street, Suite 970
Sarasota, FL 34236	Date of Exercise: _______________

To the Stock Option Committee:

This constitutes notice under my Award Agreement that I elect to purchase the number of shares of Uniroyal Global Engineered Products, Inc., a Nevada corporation (the “Company”) for the price set forth below:

Grant date:		___________________________________________

Number of Option Shares as to which the option is exercised:		___________________________________________

Stock certificate to be issued in name of:		___________________________________________

Option price per share:		$__________________________________________

Total option price:		$__________________________________________

Payment delivered herewith:		$__________________________________________

Form of payment (check one or more):	☐	Cash, check, bank draft or money order
	☐	Delivery of a Promissory Note under which I am personally liable (if consented to by the Committee)
	☐	Pursuant to a Regulation T Program (cashless exercise) if the shares are publicly traded
	☐	Delivery of already-owned shares if the Shares have been owned for more than six months
	☐	Net exercise

By this exercise, I agree (i) to provide such additional documents as the Committee of the Company may require pursuant to the terms of the Uniroyal Global Engineered Products, Inc. 2015 U.S. Stock Option Plan; (ii) to provide for the payment by me to the Company (in the manner designated by the Committee) of the Company’s tax withholding obligation, if any, relating to the exercise of this Option; and (iii) to provide a form of payment for the Option Shares in a manner agreed to by the Committee.

Submitted By:	Accepted By:

Uniroyal Global Engineered Products, Inc., a Nevada corporation
Printed Name

By:

Signature

Date:	Date: